UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

DEX ONE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC	Registrant’s telephone number,	27513
(Address of principal executive offices)	including area code: (919) 297-1600	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Dex One Corporation (“Dex One”) held its Annual Meeting of Stockholders on May 8, 2012. There were outstanding and entitled to vote at the Annual Meeting 50,817,058 shares of Dex One common stock. There were present in person or by proxy 43,522,878 shares representing approximately 86% of the common stock outstanding and entitled to vote. At the meeting, Dex One stockholders voted on three items and cast their votes as described below.

Item No. 1: Dex One stockholders elected seven individuals to the Board of Directors to serve until Dex One’s 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal as set forth below:

		Votes	Votes	Broker
Name	Votes For	Against	Abstain	Non-Votes
Jonathan B. Bulkeley	33,381,663	408,899	12,904	9,719,412

Eugene I. Davis	32,865,394	924,868	13,204	9,719,412

Richard L. Kuersteiner	33,291,219	498,677	13,570	9,719,412

W. Kirk Liddell	33,383,664	402,232	17,570	9,719,412

Mark A. McEachen	33,270,219	516,043	17,204	9,719,412

Alfred T. Mockett	33,380,648	404,464	18,354	9,719,412

Alan F. Schultz	33,263,453	526,909	13,104	9,719,412

Item	No. 2: Dex One stockholders approved, on an advisory basis, Dex One’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,425,884	351,940	25,642	9,719,412

Item No. 3: Dex One stockholders ratified the appointment of KPMG LLP as Dex One’s independent registered public accounting firm for 2012 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,469,551	1,026,743	26,584	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Chief Administrative Officer

Date: May 10, 2012